SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


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| |       Preliminary Proxy Statement

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| |       Definitive Proxy Statement

| |       Definitive Additional Materials

|X|       Soliciting Material Pursuant to ss.240.14a-12

                           FIRST COLONIAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|      No fee required.

| |      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

             ___________________________________________________________________



         (2) Aggregate number of securities to which transaction applies:

             ___________________________________________________________________



         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


             ___________________________________________________________________

         (4) Proposed maximum aggregate value of transaction:


             ___________________________________________________________________

         (5) Total fee paid:


             ___________________________________________________________________



| |      Fee paid previously with preliminary materials:

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:


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         (4) Date Filed:


         ____________________________________________

The following are (1) an announcement which First Colonial Group, Inc., Nazareth National Bank and Keystone Savings Bank intend on placing in newspapers on March 9, 2003 and March 17, 2003 and (2) a letter which First Colonial Group, Inc. intends on sending to its shareholders.



                              Who better to create
                           the future of local banking
                               than two names you
                                  already know?

[Keystone Savings Bank Logo]                       [Nazareth National Bank Logo]




                                           Keystone Savings Bank and Nazareth
                                        National Bank are coming together to
                                        become Keystone Nazareth Bank & Trust
                                        Company - a new local bank with a
                                        combined history of 184 years.
                                           This merger will create the region's
                                        largest local bank with 36 branches
                                        across Lehigh, Northampton, Monroe and
                                        Carbon counties. With passion and
                                        commitment, we'll work to provide you
                                        with the best banking products and
                                        services in the region.
                                           Each bank brings a long, proud
                                        history of exceptional financial
                                        services and treating customers like
                                        family. We're excited to continue the
                                        tradition of serving our communities.
                                           The future of local banking is coming
                                        together!


[Picture of Sobol and Fainor]

/s/ Eugene T. Sobol                 /s/ Scott V. Fainor
Eugene T. Sobol                     Scott V. Fainor
Senior Executive Vice President     President &
& Chief Operating Officer           Chief Executive Officer
Keystone Savings Bank               Nazareth National Bank

                                                               Keystone Nazareth
                                                            Bank & Trust Company


          The proposed merger will be submitted to First Colonial's shareholders for their consideration. KNBT Bancorp and First Colonial will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. SHAREHOLDERS OF FIRST COLONIAL ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, BEFORE MAKING ANY DECISION REGARDING THE MERGER. Shareholders of First Colonial will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about KNBT Bancorp, Keystone Savings and First Colonial, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to the Secretary of First Colonial, First Colonial Group, Inc., 76 South Main Street, Nazareth, Pennsylvania 18064 (610-861-5721). First Colonial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Colonial in connection with the merger. Information about the directors and executive officers of First Colonial and their ownership of First Colonial common stock is set forth in the proxy statement, for First Colonial's 2002 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.
          This announcement contains certain forward-looking statements about the proposed merger and conversion within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." These forward-looking statements are based upon the current beliefs and expectations of Keystone Savings' and First Colonial's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the companies' control. In addition, these forward-looking statements are subject to the assumptions set forth below with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Keystone Savings and First Colonial do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (1) competitive pressure among depository institutions increases significantly; (2) costs related to the integration of the business of Keystone Savings and First Colonial are greater than expected; (3) operating costs, customer losses and business disruption following the merger may be greater than expected; (4) governmental approvals of the merger and/or the conversion may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger and/or the conversion; (5) First Colonial shareholders may fail to approve the merger and Keystone Savings Bank's depositors may fail to approve the conversion; (6) adverse governmental or regulatory policies may be enacted; (7) changes in the interest rate environment reduces interest margins; (8) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (9) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (10) changes may occur in the securities market.



                                      #####



                           [First Colonial Letterhead]







March 7, 2003




Dear Shareholders:

We are pleased to announce that Keystone Savings Bank and your company have signed a definitive agreement to combine, forming the largest locally-controlled bank in the Greater Lehigh Valley-Poconos market areas. Attached to this letter is a copy of the March 6, 2003 press release announcing this combination. Among other conditions, this combination is subject to the approval of our shareholders. We will be sending to each of our shareholders a proxy statement/prospectus and other relevant documents concerning this proposed combination after we have filed the necessary documents with the Securities and Exchange Commission and they have been cleared for mailing.

While no specific date has been set for our shareholders meeting, we are currently expecting the shareholders meeting to be held in the summer of this year. In connection with this vote by our shareholders, we, in all likelihood, will delay our annual meeting to coincide with the vote on this combination in order to avoid holding two separate shareholders' meetings. We will keep each of you informed as we move forward.

As part of our agreement with Keystone Savings Bank, the First Colonial Dividend Reinvestment and Stock Purchase Plan has been suspended immediately. Therefore future cash dividends on First Colonial Common Stock will not be able to be used to purchase additional shares of First Colonial Common Stock but will be paid to each of you by check.

This is a very exciting transaction, not only for First Colonial and its shareholders, but for the Greater Lehigh Valley-Poconos areas.

We thank you for your past and continued support of First Colonial and, in the future, "KNBT Bancorp, Inc." and "Keystone Nazareth Bank and Trust Company".

Very truly yours,

/s/Scott V. Fainor

Scott V. Fainor
President and
Chief Executive Officer

SVF/jab

[Keystone Savings Bank Logo]                     [Nazareth National Bank Logo]

For release after 7 a.m. March 6, 2003      Media contact:  Michael Drabenstott
                                            -------------
                                                            swb&r
                                                            (610) 866-0611
                                                            (610) 417-0503 cell

                Keystone Savings Bank, Nazareth National Bank to
            combine institutions, forming region's largest local bank
                                   ----------

           When merged, two longstanding leaders will offer added convenience, more capabilities, stronger commitment to communities

LEHIGH VALLEY, Pa. - Keystone Savings Bank and First Colonial Group, Inc., (NASDAQ: FTCG) the parent of Nazareth National Bank -- two of the region's most successful, community-focused financial institutions -- have signed a definitive agreement to combine, forming the largest locally controlled bank in the greater Lehigh Valley-Poconos market area.


        The resulting bank, Keystone Nazareth Bank & Trust Company, and its newly created bank holding company, KNBT Bancorp, Inc., will have combined assets of more than $1.6 billion and 36 branches covering Lehigh, Northampton, Monroe and Carbon counties. Both banks will continue to operate independently until the close of the transaction, which is expected to occur in the fourth quarter of 2003.
         Based on deposit data at June 30, 2002, Keystone Nazareth Bank & Trust Company is expected to have the largest market share in Northampton County (22%), the second-largest market share in Lehigh County (8%), and the second-largest market share (14%) in the two counties combined. Factoring in the seventh-largest market share (5%) in Monroe and Carbon counties, Keystone Nazareth Bank & Trust Company is expected to have the second-largest market share (12%) in its four-county area of operations.
         The transaction involves the conversion of Keystone Savings Bank, the region's largest locally operated bank, from a mutual savings bank to a stock institution; the formation of a holding company, KNBT Bancorp, Inc.; and the mergers of First Colonial Group into KNBT Bancorp, Inc. and Nazareth National Bank into Keystone Savings Bank. Each share of First Colonial will be valued at $37 and exchanged for shares of KNBT Bancorp, Inc., common stock based on the initial public offering (IPO) price of KNBT Bancorp's common stock. (Assuming an

IPO price of $10 per share, each share of First Colonial Group will be exchanged for 3.7 shares of KNBT Bancorp, Inc.)
         Jeffrey P. Feather, chairman of the board of trustees of Keystone Savings Bank, said, "Combining these two outstanding community institutions works on many levels because their franchises and philosophies complement each other so well. In addition, the capital raised in the stock conversion will enable future growth and community development opportunities."
         Feather, who is also chairman and chief executive officer of SunGard Pentamation, Inc., Bethlehem, Pa., will serve as chairman of the newly created holding company and bank. Six members of the First Colonial board will join nine members of the Keystone Savings board to form a new 15-member KNBT Bancorp, Inc. board. All board members are community leaders from the banks' market area.
         Scott V. Fainor, currently president and chief executive officer of Nazareth National Bank and First Colonial Group, will become the president and chief executive officer of Keystone Nazareth Bank & Trust Company and KNBT Bancorp, Inc., effective upon completion of the transaction. Eugene T. Sobol, currently senior executive vice president, chief operating officer and treasurer of Keystone Savings Bank, will continue his role at Keystone Nazareth Bank & Trust Company and KNBT Bancorp, Inc.
         Frederick E. Kutteroff, president and chief executive officer of Keystone Savings Bank, has elected to accelerate his previously announced retirement to coincide with the completion of the merger.
         Richard Stevens III, chairman of the board of First Colonial Group and Nazareth National Bank, said, "Existing customers at both banks will benefit from a wider selection of products and services and increased convenience. Meanwhile, our employees and shareholders will have the opportunity to be involved with a larger community bank with excellent growth potential."
         All branches from both banks are slated to remain open. Also, within the past six months, both banks have embarked on multi-branch expansion programs that will continue unabated. Fainor and Sobol said the addition of these branches will further strengthen the combined bank's presence and provide greater customer convenience throughout the combined banks' market.
         To demonstrate its commitment to the communities in its market area, a multi-million dollar charitable foundation will be formed to help fund local projects and programs of civic, charitable and cultural organizations throughout the region.
     Fainor said, "We are combining two great institutions into one locally owned super-community bank. The merger is exceptionally strategic in terms of geographic presence, lines of business, local board and management, and our ability to make a difference for individuals, families, businesses and institutions across our market area. This is one of the most exciting events to occur in our local communities in years."
 Together, the banks currently employ 602 people. Fainor said the banks' respective expansion programs will likely increase the number of people working at Keystone Nazareth Bank & Trust Company during the next several years.
         From a corporate culture standpoint, Sobol said the banks will fit together well. "We both have a rich heritage of helping families and businesses in the greater Lehigh Valley and Poconos meet their financial needs," he said. "Both banks have had a solid community focus since they were formed - Nazareth National in 1897 and Keystone in 1925. Together, that's 184 years of community banking - and a tremendous foundation to build upon."
         The transaction is subject to certain conditions, including the receipt of various regulatory approvals, as well as the approval of First Colonial Group's shareholders and Keystone Savings Bank's depositors.
         Each of the directors of First Colonial has agreed to vote their shares of First Colonial in favor of the merger, and each of the trustees of Keystone Savings Bank has agreed to vote their deposits in favor of the conversion.
         The proposed merger will be submitted to First Colonial's shareholders for their consideration. KNBT Bancorp and First Colonial will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. SHAREHOLDERS OF FIRST COLONIAL ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, BEFORE MAKING ANY DECISION REGARDING THE MERGER. Shareholders of First Colonial will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about KNBT Bancorp, Keystone Savings and First Colonial, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to the Secretary of First Colonial, First Colonial Group, Inc., 76 South Main Street, Nazareth, Pennsylvania 18064 (610-861-5721).

         First Colonial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Colonial in connection with the merger. Information about the directors and executive officers of First Colonial and their ownership of First Colonial common stock is set forth in the proxy statement, for First Colonial's 2002 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.

About Keystone Savings Bank
---------------------------
Keystone Savings Bank is a Pennsylvania-chartered mutual savings bank headquartered in Bethlehem, Pa., with 19 branches in Lehigh, Northampton and Carbon counties. As of Dec. 31, 2002, it had assets of $1,013,472,000 and deposits of $771,825,000.

About First Colonial Group, Inc.
-------------------------------
Headquartered in Nazareth, Pa., First Colonial Group operates a one-bank subsidiary, Nazareth National Bank. It has 17 branches in Lehigh, Northampton and Monroe counties. As of Dec. 31, 2002, it had assets of $611,592,000 and deposits of $472,798,000.

Contacts:
--------
Jeffrey P. Feather, Chairman of the Board, Keystone Savings Bank,
610-691-3616 Eugene Sobol, Sr. EVP, COO and Treasurer, Keystone Savings Bank, 610-861-5000 Richard Stevens III, Chairman of the Board, First Colonial Group, Inc. and Nazareth National Bank, 610-861-5721 Scott V. Fainor, President and Chief Executive Officer, First Colonial Group, Inc., and Nazareth National Bank, 610-861-5720

Web resources:
Keystone Savings Bank: www.keystonesavingsbank.com
                       ---------------------------
Nazareth National Bank: www.nazbank.com
                        ---------------
FDIC/OTC market share reports: www3.fdic.gov/sod/sodMarketBank.asp?barItem=2
                               ---------------------------------------------


This news release contains certain forward-looking statements about the proposed merger and conversion within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." These forward-looking statements are based upon the current beliefs and expectations of Keystone Savings' and First Colonial's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the companies' control. In addition, these forward-looking statements are subject to the assumptions set forth below with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Keystone Savings and First Colonial do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (1) competitive pressure among depository institutions increases significantly; (2) costs related to the integration of the business of Keystone Savings and First Colonial are greater than expected;
(3) operating costs, customer losses and business disruption following the merger may be greater than expected; (4) governmental approvals of the merger and/or the conversion may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger and/or the conversion; (5) First Colonial shareholders may fail to approve the merger and

Keystone Savings Bank's depositors fail to approve the conversion; (6) adverse governmental or regulatory policies may be enacted; (7) changes in the interest rate environment reduces interest margins; (8) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (9) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (10) changes may occur in the securities market.




           [Keystone Savings Bank Logo]                                     [Nazareth National Bank Logo]



Data Sheet


----------------------------------- ------------------------- ------------------------- -------------------------
                                     Keystone Savings Bank     Nazareth National Bank           Combined
----------------------------------- ------------------------- ------------------------- -------------------------
Assets                                   $1,013,472,000             $611,592,000             $1,625,064,000

----------------------------------- ------------------------- ------------------------- -------------------------
2002 Earnings                             $12,010,000                $3,998,000               $16,008,000

----------------------------------- ------------------------- ------------------------- -------------------------
Customers                                    66,000                    35,000                   101,000
(as of March 1, 2003)
----------------------------------- ------------------------- ------------------------- -------------------------
Deposits                                  $771,825,000              $472,798,000             $1,224,623,000

----------------------------------- ------------------------- ------------------------- -------------------------
Loans                                     $671,432,000              $252,760,000              $924,192,000

----------------------------------- ------------------------- ------------------------- -------------------------
Employees                                     379                       223                       602
(as of March 1, 2003)
----------------------------------- ------------------------- ------------------------- -------------------------
Total Branches                                 19                        17                        36
----------------------------------- ------------------------- ------------------------- -------------------------
o        Lehigh Co.                            9                         3                         12
.................................... ......................... ......................... .........................
o        Northampton Co.                       9                         9                         18
.................................... ......................... ......................... .........................
o        Monroe Co.                            -                         5                         5
.................................... ......................... ......................... .........................
o        Carbon Co.                            1                         --                        1
----------------------------------- ------------------------- ------------------------- -------------------------
Deposit Market Share
----------------------------------- ------------------------- ------------------------- -------------------------
o        Lehigh Co.                          7.18%                     0.53%                     7.71%
.................................... ......................... ......................... .........................
o        Northampton Co.                     12.28%                    9.66%                     21.94%
.................................... ......................... ......................... .........................
o        Monroe Co.                            --                      4.33%                     4.33%
.................................... ......................... ......................... .........................
o        Carbon Co.                          5.06%                       --                      5.06%
----------------------------------- ------------------------- ------------------------- -------------------------
ATMs                                           21                        24                        45
----------------------------------- ------------------------- ------------------------- -------------------------

All financial data as of December 31, 2002, except market share data. (Market share source: FDIC/OTS Summary of Deposits, as of June 30, 2002.)
